Exhibit 99.28(i)(9)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust II. Such reference is included in the Prospectus and Statement of Additional Information of Innealta Capital Sector Rotation Fund under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania
December 16, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust II. Such reference is included in the Prospectus and Statement of Additional Information of Innealta Capital Sector Rotation Fund under “Independent Registered Public Accounting Firm”.

BBD, LLP

Philadelphia, Pennsylvania
December 16, 2011